UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2024, Hwan-Yoon F. Chung advised EnerSys’ board of directors (the “Board”) of his decision not to stand for re-election to the Board for the upcoming annual meeting of the stockholders in 2024 (the “2024 Annual Meeting”) in order to focus on his other commitments.

Item 8.01	Other Events.

On June 11, 2024, EnerSys, upon the recommendation of its Nominating and Corporate Governance Committee, nominated Dave Habiger and Lauren Knausenberger, as nominees in the class of directors running for election to the Board at the 2024 Annual Meeting.

Our Corporate Governance Guidelines provide that a director who has reached the age of 75 may not be nominated for re-election, and therefore Arthur T. Katsaros and General Robert Magnus, USMC (Retired), will not be nominated for re-election at the 2024 Annual Meeting.

The Board appointed Paul J. Tufano to serve as Non-Executive Chair of the Board, effective upon Mr. Katsaros’ retirement. The Board also appointed Steven M. Fludder to replace Mr. Tufano as Chair of the Compensation Committee, effective upon Mr. Tufano’s appointment as Non-Executive Chair of the Board.

A copy of the press release announcing these matters is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 11, 2024 EnerSys Announces Changes to Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 11, 2024	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer